Exhibit 99.1


For Immediate Release
                                            For additional information contact:

                                               Stan Altschuler at SGI at
                                                    (212) 838-1444    or
                                        J.W. Roth, AspenBio, Inc. (303) 638-7048


       AspenBio, Inc. Announces Completion of $2,535,000 Private Placement

Castle Rock, CO, September 3, 2004/PR News - AspenBio, Inc. (OTCBB: APNB) announced today that it has completed and terminated its offering under a private placement of unregistered securities ("Units") totaling an aggregate of $2,535,000, with $1,247,500, having closed on July 21, 2004 and $1,287,500, having closed on August 19, 2004. Each Unit sold consisted of 20,000 common shares and 20,000 warrants exercisable for three years at $1.50/ share, at a total price of $17,500 per Unit. The offering was completed through Westminster Securities Corporation, the Company's placement agent for this offering. The purpose of the private placement was to raise funds for working capital, new product development and general corporate purposes.


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This news release includes "forward looking statements" of AspenBio, Inc.
("APNB") as defined by the Securities and Exchange Commission (the "SEC"). All statements, other than statements of historical fact, included in the press release that address activities, events or developments that APNB believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors APNB believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of APNB. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors, including development of new products, obtaining additional funding, adverse changes in market conditions, fluctuations in sales volumes, and problems in collecting receivables. Furthermore, APNB does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this news release should be considered in conjunction with the warnings and cautionary statements contained in APNB's recent filings with the SEC.